Exhibit 10.3

SECURITIES ACCOUNT CONTROL AGREEMENT

This Securities Account Control Agreement (as amended, restated, waived, supplemented and/or otherwise modified from time to time, the “Agreement”), dated as of March 28, 2024, by and among MC Income Plus Financing SPV III, LLC, a Delaware limited liability company, as Borrower (the “Pledgor”), U.S. Bank Trust Company, National Association, as Collateral Agent (as hereinafter defined), as secured party (the “Secured Party”) and U.S. Bank National Association, as securities intermediary (in such capacity, the “Securities Intermediary”).

WHEREAS, the Pledgor is establishing with the Securities Intermediary the accounts identified on Schedule I hereto (such accounts, together with any subaccounts, replacements thereof or substitutions therefor, and any successor accounts, the “Accounts”), in each case, in the name set forth below;

WHEREAS, the Pledgor has granted a security interest in the Accounts and all property from time to time credited thereto to U.S. Bank Trust Company, National Association, as Collateral Agent (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties pursuant to the Pledge and Security Agreement dated as of March 28, 2024 among the Pledgor, the Collateral Agent and the other grantors party thereto (as amended, restated and/or modified from time to time, the “Security Agreement”); and

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in (or defined by reference in) the Security Agreement and if not defined therein, in the Credit Agreement dated as of March 28, 2024 by and among the Pledgor, as Borrower, the Lenders party thereto from time to time, Goldman Sachs Bank USA, as syndication agent, as administrative agent (in such capacity, the “Administrative Agent”) and as calculation agent, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator and U.S. Bank National Association, as collateral custodian (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”).

The parties hereto agree as follows:

Section 1.              Accounts (a) The Pledgor hereby appoints U.S. Bank National Association as “securities intermediary” (as defined in the Uniform Commercial Code as in effect in the State of New York (“UCC”)) and directs the Securities Intermediary to establish, and the Securities Intermediary hereby does establish, at the direction and on behalf of the Secured Parties, the Accounts. The Securities Intermediary will maintain the Accounts as a securities intermediary in the name of “MC Income Plus Financing SPV III, LLC, subject to the lien of U.S. Bank Trust Company, National Association, as Collateral Agent.”

(b)           U.S. Bank National Association accepts such appointments and, in its capacity as Securities Intermediary, confirms and agrees that:

(i)             the Accounts shall be maintained as “securities accounts” as defined in Section 8-501(a) of the UCC;

(ii)            the Securities Intermediary shall not change the name or account number of any Account or any component account or sub-account thereof without the prior written consent of the Secured Party;

(iii)           all securities or other property underlying any financial assets credited to the Accounts shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case shall any financial asset credited to the Accounts be registered in the name of the Pledgor, payable to the order of the Pledgor or specially indorsed to the Pledgor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank;

(iv)           all securities and other property delivered to the Securities Intermediary pursuant to the Security Agreement will be promptly credited to the appropriate account;

(v)            the Accounts are accounts to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Pledgor as entitled to exercise the rights that comprise any financial asset credited to the accounts;

(vi)           the Securities Intermediary shall promptly deliver copies of all statements, confirmations and other correspondence concerning the Accounts and/or any financial assets credited thereto simultaneously to each of the Pledgor and the Secured Party at the address for each set forth in Section 9 of this Agreement; and

(vii)          notwithstanding any term to the contrary, it is hereby expressly acknowledged that interests in bank loans or participations (collectively “Loan Assets”) may be acquired by the Pledgor from time to time which are not evidenced or accompanied by delivery of a security (as defined in UCC Section 8-102) or an instrument (as defined in Section 9-102(a)(47) of the UCC), and may be evidenced solely by delivery to the Securities Intermediary of a facsimile copy of an assignment agreement or participation agreement (“Loan Assignment Agreement”) in favor of the Pledgor, as applicable, as assignee, that any such Loan Assignment Agreement (and the registration of the related Loan Assets on the books and records of the applicable obligor, participation seller or bank agent) shall be registered in the name of the Pledgor; and that if and to the extent such Loan Assets are credited to any Account described herein, any duty on the part of the Securities Intermediary to maintain such a financial asset shall be limited to the exercise of reasonable care by the Securities Intermediary in the physical custody of any such Loan Assignment Agreement that may be delivered to it.  The Securities Intermediary is not under a duty to examine underlying credit agreements, participations or loan documents to determine the validity or sufficiency of any Loan Assignment Agreement or Pledgor's title to the related Loan Asset, and nothing herein shall be construed to require the Securities Intermediary to treat as a financial asset any asset in the nature of a general intangible (as defined in Section 9-102(a)(42) of the UCC) or to “maintain” a sufficient quantity thereof.

Section 2.              “Financial Assets” Election. The Securities Intermediary hereby agrees that each item of property (whether cash, a security, investment property or other financial asset) credited to the Accounts shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

Section 3.              Entitlement Orders. (a) Except as otherwise provided in this Section 3, the Securities Intermediary shall comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) (“Entitlement Orders”) or other instructions originated by the Secured Party without further consent by the Pledgor or any other person.

(b) The Securities Intermediary shall comply with instructions directing disposition of funds in such Account originated by the Secured Party without further consent by the Pledgor or any other party. At any time prior to the delivery of a notice stating that the Secured Party is exercising exclusive control over the Accounts (any such notice, a “Notice of Exclusive Control”), the Securities Intermediary shall comply with Entitlement Orders or other directions or instructions concerning the Accounts and the assets credited thereto originated by or on behalf of the Pledgor; provided that in the event the Securities Intermediary receives conflicting Entitlement Orders from the Secured Party and the Pledgor, the Securities Intermediary shall follow the Entitlement Order of the Secured Party and not the Pledgor at all times until such Entitlement Order is withdrawn or rescinded by the Secured Party in writing, or expires in accordance with its express terms. Upon delivering a Notice of Exclusive Control in accordance with the notice requirements hereunder, and until such Notice of Exclusive Control is withdrawn or rescinded by the Secured Party in writing, the Securities Intermediary shall not comply with any Entitlement Order it receives from the Pledgor and shall act solely upon Entitlement Orders received from the Secured Party. Each of the Secured Party and the Administrative Agent hereby agree with the Pledgor that it shall not deliver a Notice of Exclusive Control, except after the occurrence and during the continuation of an Event of Default.

Section 4.              Subordination of Lien; Waiver of Set-Off. In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in any Account or any security entitlement or cash credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Secured Party, except as provided in the following sentence. The financial assets and other items deposited in or credited to the Accounts will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Secured Party (except that the Securities Intermediary may set off, free of the Secured Party's security interest (i) all amounts due to the Securities Intermediary in respect of customary fees and expenses for the routine maintenance and operation of the Accounts and (ii) the face amount of any checks or other deposit items which have been credited to any Account but are subsequently returned unpaid for any reason, including those returned without collection because of uncollected or insufficient funds).

Section 5.              Choice of Law. Both this Agreement and the Accounts shall be governed by the law of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, (i) New York shall be deemed to be the Securities Intermediary's jurisdiction (within the meaning of Section 8-110 of the UCC) and the Accounts (as well as the security entitlements related thereto) shall be governed by the law of the State of New York, and (ii) to the extent that any Account is recharacterized as a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC), New York shall be deemed to be the “bank's jurisdiction” (within the meaning of Section 9-304(b) of the UCC). In such event, the Securities Intermediary, acting as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC ), shall comply with instructions originated by the Securities Intermediary directing the disposition of funds in such Account , without further consent by the Pledgor or any other person. The parties further agree that the law applicable to all the issues in Article 2(1) of The Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (“Hague Securities Convention”) shall be the law of the State of New York. To the extent any other agreement previously executed applies to the Accounts, the parties agree that it shall be amended hereby to incorporate the immediately preceding sentence.

Section 6.              Conflict with Other Agreements. (a)  In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

(b)           No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing, is signed by all of the parties hereto.

(c)           The Securities Intermediary hereby confirms and agrees that:

(i)             There are no other agreements entered into between the Securities Intermediary and the Pledgor with respect to the Accounts;

(ii)            It has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to any Account and/or any assets credited thereto pursuant to which it has agreed to comply with Entitlement Orders or other instructions of such other person; and

(iii)           It has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Pledgor or the Secured Party purporting to limit or condition the obligation of the Securities Intermediary to comply with Entitlement Orders and other instructions as set forth in Section 3 hereof.

Section 7.               Adverse Claims. Except for the claims and interest of the Secured Party and of the Pledgor in the Accounts, and without independent inquiry or investigation of any kind, the Securities Intermediary does not know of any claim to, or interest in, any Account or in any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) credited thereto. The Securities Intermediary shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant a third party interest in, any Account or any financial asset carried therein. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Secured Party and Pledgor upon receiving written notice or other actual knowledge thereof.

Section 8.               Successors; Assignment. The terms of this Agreement shall be binding upon the parties hereto, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Secured Party may assign its rights hereunder only with the express written consent of the Securities Intermediary and the Administrative Agent and by sending written notice of such assignment to the Pledgor.

Section 9.               Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by facsimile or other electronic means and electronic confirmation of error free receipt is received, or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below (provided, however, that notwithstanding the foregoing, in no event shall any notice, request or other communication to the Securities Intermediary be deemed to be received by it unless and until actually received by it):

Pledgor:	MC Income Plus Financing SPV III, LLC
c/o126 East 56th Street, Suite 3200
New York, NY 10022
Attention: Dina Kook
Telephone: 646-386-2420
Email: dkook@monroecap.com

Secured Party:	U.S. Bank Trust Company, National Association
Global Corporate Trust Services
214 N. Tryon Street, 26th Floor
Charlotte, North Carolina 28202
Attention: Global Corporate Trust/CDO Department Ref: MC Income Plus Financing SPV III, LLC

Securities Intermediary:	U.S. Bank National Association
Global Corporate Trust Services
214 N. Tryon Street, 26th Floor
Charlotte, North Carolina 28202
Attention: Global Corporate Trust/CDO Department Ref: MC Income Plus Financing SPV III, LLC

Administrative Agent:	Goldman Sachs Bank USA
c/o Goldman, Sachs & Co.
30 Hudson Street, 4th Floor
Jersey City, NJ 07302
Attention: Operations
Email: GS-PFI-Servicing@gs.com;
GS-SFL-DESK@gs.com

Any party may change its address for notices in the manner set forth above.

Section 10.            Termination. The obligations of the Securities Intermediary to the Secured Party pursuant to this Agreement shall continue in effect until the security interests of the Secured Party in the Accounts have been terminated pursuant to the terms of the Security Agreement and the Secured Party and Administrative Agent have notified the Securities Intermediary of such termination in writing. The Secured Party agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Securities Intermediary upon the request of the Pledgor on or after the termination of the Secured Party's security interest in the Accounts pursuant to the terms of the Security Agreement. The termination of this Agreement shall not terminate the Accounts or alter the obligations of the Securities Intermediary to the Pledgor pursuant to any other agreement with respect to the Accounts.

Section 11.            Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:

(a)           The Securities Intermediary is (i) a “securities intermediary” within the meaning of Section 8-102(a) of the UCC, (ii) an “intermediary” within the meaning of the Hague Securities Convention and (iii) has a “qualifying office” in the United States within the meaning of the Hague Securities Convention;

(b)           The Accounts have been established as set forth in the recitals to this Agreement and will be maintained in the manner set forth herein until the termination of this Agreement;

(c)           This Agreement is the legal, valid and binding obligation of the Securities Intermediary, subject to (A) the effect of bankruptcy, insolvency or similar laws and (B) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity);

(d)           The Securities Intermediary is duly organized and validly existing under the laws of the jurisdiction of its organization and, if relevant under such laws, in good standing;

(e)           The Securities Intermediary has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance; and this Agreement has been, and each other document will be, duly executed and delivered by it;

(f)            Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets; and

(g)           All governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

Section 12.            Indemnification of Securities Intermediary.

The Pledgor and the Secured Party hereby agree that (i) the Securities Intermediary is released from any and all liabilities to the Pledgor and the Secured Party arising from the terms of this Agreement and the compliance of the Securities Intermediary with the terms hereof, except to the extent that such liabilities arise from the Securities Intermediary's bad faith, willful misconduct or gross negligence and (ii) the Pledgor and its successors and assigns shall at all times indemnify and save harmless the Securities Intermediary from and against any loss, liability or expense (limited, in the case of attorney's fees and expenses to the reasonable fees and reasonable out-of-pocket expenses of outside counsel) incurred without gross negligence, willful misconduct or bad faith on the part of the Securities Intermediary, its officers, directors and agents, arising out of or in connection with the execution and performance of this Agreement, including the reasonable and documented out-of-pocket costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder, until the termination of this Agreement. The foregoing indemnities and agreements in this Section 12 shall survive the termination of this Agreement or the resignation or removal of the Securities Intermediary.

The Pledgor shall be responsible for, and hereby agrees to pay, all reasonable and documented out-of-pocket costs and expenses incurred by the Intermediary in connection with the establishment and maintenance of each Account, including the Intermediary’s customary fees and reasonable out-of-pocket expenses, any reasonable and documented out-of-pocket costs or expenses incurred by the Intermediary as a result of conflicting claims or notices involving the parties hereto, including the reasonable fees and out-of-pocket expenses of one external legal counsel for each relevant jurisdiction, and all other reasonable and documented out-of-pocket costs and expenses incurred in connection with the execution, administration or enforcement of this Agreement including reasonable attorneys’ fees and out-of-pocket costs of outside counsel, whether or not such enforcement includes the filing of a lawsuit.

Section 13.            No Petition and Limited Recourse. Notwithstanding anything to the contrary contained herein, the obligations of the Pledgor hereunder are from time to time and at any time limited recourse obligations payable solely from the Collateral available at such time and, following realization of such Collateral in accordance with the priorities set forth in Section 7 of the Credit Agreement, all obligations of, and any claims against, the Pledgor hereunder shall be extinguished and shall not thereafter revive. No recourse shall be had against any officer, director, employee, manager, member or incorporator of the Pledgor or their respective successors or assigns for any amounts payable under this Agreement. It is understood that the foregoing provisions shall not (i) prevent recourse to the Collateral for the sums due or to become due under any instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any obligations of the Pledgor hereunder until such Collateral has been realized, whereupon any outstanding indebtedness or obligation shall be extinguished and shall not thereafter revive. It is further understood that the foregoing provisions shall not limit the right of any person to name the Pledgor as a party or defendant in any action or suit or in the exercise of any other remedy pursuant to the obligations of the Pledgor hereunder, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such person or entity. The Secured Party and the Securities Intermediary hereby agree not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of the Pledgor or any similar proceedings; provided, however, that nothing in this sentence shall preclude, or be deemed to estop, the Collateral Agent or the Securities Intermediary (A) from taking any action prior to the expiration of the applicable preference period in (x) any case or proceeding voluntarily filed or commenced by the Pledgor, or (y) any involuntary insolvency proceeding filed or commenced against the Pledgor by a Person other than the Collateral Agent or the Securities Intermediary, or (B) from commencing against the Pledgor or any properties of the Pledgor any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding. The provisions of this Section 13 shall survive the termination of this Agreement for any reason whatsoever.

Section 14.            Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 15.            Limitations on Liability of Securities Intermediary.

(a)           This Agreement shall not subject the Securities Intermediary to any duty, obligation or liability except as is expressly set forth herein and the Securities Intermediary shall satisfy those duties expressly set forth in this Agreement so long as it acts without bad faith, gross negligence or willful misconduct. In particular (without implied limitation), the Securities Intermediary need not investigate whether the Secured Party is entitled under the Security Agreement, or otherwise, to give any Entitlement Order or any other directions, instructions or other orders in any instance. Without limiting the generality of the foregoing, the Securities Intermediary shall not be subject to any fiduciary or other implied duties and the Securities Intermediary shall not have any duty to take any discretionary action or exercise any discretionary powers.

(b)           The Securities Intermediary may rely upon the contents of any notice, consent, instruction or other communication or document that the Securities Intermediary believes in good faith to be genuine and from the proper person or entity, without any further duty of inquiry or independent investigation on its part. The Securities Intermediary shall have no duty to inquire into the authority of the person giving any such notice or instruction.

(c)           Except with respect to the existence of the security interest granted by the Pledgor in the Accounts in favor of the Secured Party, the Securities Intermediary shall not be deemed to have any knowledge (imputed or otherwise) of: (i) any of the terms or conditions of the Security Agreement or any other document referred to herein or relating to any financing arrangement between the Pledgor and Secured Party, or of any breach thereof, or (ii) any occurrence or existence of a default. The Securities Intermediary has no obligation to inform any person of any breach or to take any action in connection with any of the foregoing, except such actions regarding the Accounts as are specified in this Agreement. The Securities Intermediary is not responsible for the enforceability or validity of any security interest, whether with respect to the Accounts or otherwise, or whether pursuant to the Security Agreement, this Agreement or otherwise, and is not responsible for the sufficiency of this Agreement for any purpose (including without limitation its sufficiency to create or perfect any security interest; provided however that the foregoing shall not be construed to release the Securities Intermediary from performing its enumerated duties set forth in this Agreement).

(d)           All of the rights, protections, immunities and indemnities afforded to the Collateral Agent under the Security Agreement and the Credit Agreement shall also apply to the Collateral Agent under this Agreement. To the extent not inconsistent with the Securities Intermediary's rights, protections and immunities under this Agreement, the Securities Intermediary shall also have the same rights, protections and immunities afforded to the Collateral Agent under the Security Agreement and Credit Agreement.

(e)           The provisions of this Section 15 shall survive the termination of this Agreement or the resignation or removal of the Securities Intermediary.

Section 16.              WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Account Control Agreement to be duly executed as of the day and year first above written.

MC Income Plus Financing SPV III, LLC as Pledgor

By: MONROE CAPITAL INCOME PLUS CORPORATION, as Designated Manager

By:	/s/ Theodore L. Koenig
Name:	Theodore L. Koenig
Title:	Chief Executive Officer and President

U.S. Bank Trust Company, National Association,
as Collateral Agent, as Secured Party

By:	/s/ John C. Warn
Name:	John C. Warn
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Securities Intermediary

By:	/s/ John C. Warn
Name:	John C. Warn
Title:	Senior Vice President

Acknowledged and Agreed:

GOLDMAN SACHS BANK USA, as Administrative Agent

By:	/s/ Ted Moscoso
Name:	Ted Moscoso
Title:	Managing Director